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                                 EXHIBIT 10.17
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                             DATED AUGUST 10, 1999
          BETWEEN BLACK DIAMOND SAVINGS BANK, F.S.B. AND DON M. GREEN

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                                                                   EXHIBIT 10.17

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         Agreement, made and entered into as of the 10th day of August, 1999, by and between BLACK DIAMOND SAVINGS BANK, F.S.B. (the "Bank"), and DON M. GREEN (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Reorganization and Merger dated as of May 28, 1999 by and among FNB Financial Services Corporation ("FNB"), FNB Acquisition Sub, F.S.B., and the Bank (the "Merger Agreement"), FNB has agreed to acquire the Bank on the terms and conditions set forth in the Merger Agreement;

         WHEREAS, Employee is an executive of the Bank; owns shares of capital stock of the Bank; holds options to purchase 55,000 shares of the common stock of the Bank at $13.27 per share (which options, pursuant to the terms of the Merger Agreement, are being converted into options to purchase 73,332 shares of the common stock of FNB at $9.95 per share); and is intended to receive substantial value in the transactions contemplated by the Merger Agreement;

         WHEREAS, Employee's agreement to be bound by the terms and considerations of this Agreement (and in particular its non-competition provisions) was a material inducement for FNB to enter into, and is a condition to FNB obligations under the Merger Agreement;

         WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Bank desires to employ Employee and Employee desires to accept such employment on the terms set forth below; and

         WHEREAS, Employee and the Bank originally entered into this Agreement on May 28, 1999, and are now amending and restating this Agreement at the request of the Office of Thrift Supervision.


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         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. Employment. The Bank hereby employs the Employee, and the Employee hereby accepts employment with the Bank, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

         2. Term. Unless sooner or otherwise terminated as provided in this Agreement, the initial term of this Agreement and Employee's employment with the Bank hereunder shall be for a period commencing on the Effective Time of the Merger (as defined in the Merger Agreement) and continuing for a period of three
(3) years. This Agreement shall be renewed for a period of one (1) year after the initial term, and after each renewal term thereafter, subject to the approval of the Bank's Board of Directors after completion of a satisfactory review of the Employee's performance during the initial term or the preceding renewal term, as applicable.

         3. Duties; Position. The Employee is engaged as President and Chief Executive Officer of the Bank. The Employee shall be responsible for such duties as are commensurate with his office that may from time to time be assigned to the Employee by the Bank's Board of Directors.

         4. Compensation. In consideration of the services to be rendered by the Employee to the Bank and in consideration of the Employee's other covenants hereunder, the Employee will receive an initial annual base salary of $164,500 (such salary as it may be increased from time to time hereafter referred to as "Base Salary"), payable at such intervals as may be established by the Bank from time to time for salary payments to its senior management employees. The Employee shall receive such increases in his Base Salary as the Board of Directors of the Bank



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may from time to time approve in its discretion, provided, however, that the
Employee's Base Salary will be reviewed not less often than annually. The Employee shall also be eligible to receive such bonuses as the Board of Directors may, in its discretion, deem appropriate from time to time.

         5. Annual Management Incentive Compensation. The Employee shall be entitled to participate in the annual management incentive plans maintained by the Bank as they exist from time to time. The Board of Directors of the Bank will undertake to review Black Diamond's current plans in consultation with the Employee with a view to establishing meaningful and realistic goals and objectives.

         6. Employee Benefits. The Employee will be entitled to participate, in accordance with the provisions thereof, in any employee benefit plans and programs made available by the Bank to its employees generally in accordance with the terms of such plans and programs.

         7. Additional Benefits. In addition to normal employee benefits, the Bank will provide to the Employee the following:

                  (a) An automobile for the Employee's exclusive use for business purposes. The Bank will maintain the automobile in good condition at Bank expense, subject to the normal wear and tear inflicted by the normal use and operation thereof by the Employee.

                  (b) The Employee will be eligible to participate and receive tax favored incentive stock options under the FNB "Omnibus Equity Compensation Plan," with options to be granted at such time or times as determined by the Board of Directors.

         8. Business Expense Reimbursements. During the period of his employment under this Agreement, the Employee will be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by him in performing his duties hereunder upon presentation by the Employee,



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from time to time, of an itemized account of such expenses and appropriate documentation therefor.

         9. Termination of Employment.

                  (a) Death or Disability. In the event of the death or disability of the Employee during his employment under this Agreement, the Employee's employment and his compensation hereunder shall terminate immediately. Any other rights and benefits the Employee, his estate or any other person may have under employee benefit plans and programs of the Bank in the event of the Employee's death or disability shall be determined in accordance with the terms of such plans and programs. For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Bank for a period of more than 90 consecutive days. In the event the parties are unable to agree as to whether the Employee is suffering a disability, the Employee and the Bank shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians.

                  (b) Termination for Cause. Nothing herein shall prevent the Bank from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date of termination, and neither the Employee nor any other person shall be entitled to any further payments from the Bank, for salary, unpaid bonuses or any other amounts. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank generally following a termination of the Employee's employment for Cause shall be determined



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in accordance with the terms of such plans and programs. For purposes of this
Agreement, termination for Cause shall mean termination due to (i) incompetence;
(ii) willful misconduct; (iii) breach of fiduciary duty involving personal profit; (iv) a willful and intentional act of the Employee which constitutes a breach of the Employee's fiduciary duty to the Bank and which is also intended to injure the reputation, business or business relationship of the Bank, its officers, directors, shareholders, employees or customers; (v) any material breach of any provision contained in this Agreement by the Employee; (vi) repeated failure, neglect or refusal by the Employee to perform his duties hereunder after the Employee has received express, written notice from the Bank identifying duties that he has failed, neglected or refused to perform; (vii) continued insubordination after receipt of a written warning with respect thereto; or (viii) commission by the Employee of any act, or any failure by the Employee to act involving, serious criminal conduct, or personal dishonesty, moral turpitude or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order applicable to, or reflecting negatively upon, business or affairs of the Bank.

                  (c) Termination Other Than For Cause. The Bank may terminate the Employee's employment under this Agreement at any time upon written notice to the Employee for whatever reason it deems appropriate, or for no reason. The Employee may terminate his employment under this Agreement at any time upon written notice to FNB if the Employee is required to change his residence or principal place of business more than 25 miles from his principal place of business as of the Effective Time of the Merger (as defined in the Merger Agreement). In the event such termination by the Bank is not due to disability as provided in Section 9 (a) above or for Cause as provided in Section 9 (b) above, or in the event of termination by the Employee as provided in this
Section 9(c), the Employee shall be entitled to



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be paid as severance pay the amount equal to his one year (annual) salary at the time of such termination, the cost of his hospital-medical insurance for one year and his 401(k) contribution for one year if any 401(k) contributions are made for that year for other employees. The Bank shall pay the amount of the annual salary to the Employee in equal semi-monthly installments, commencing upon the Employee's termination or dismissal.

                  (d) Termination Other Than for Cause Following a Change in Control. The Employee may terminate his employment immediately upon written notice to FNB upon the occurrence, within twelve (12) months following a "change in control" of FNB, of any one of the following events: (i) he is not offered a position with the Bank, its successor or the person or entity effecting the change of control at not less than his then Base Salary and with generally comparable benefits, or (ii) the Employee is required to change his residence or principal place of business more than 25 miles from his principal place of business immediately prior to the change in control. If the Employee's employment is terminated pursuant to this Section 9(d) or if the Employee's employment is terminated by the Bank pursuant to Section 9(c) following a change in control, the Employee shall be entitled to receive his Base Salary, payable in accordance with Section 4 hereof, for a two-year period.

         For purposes of this Section 9(d), a "change in control" shall be deemed to have occurred upon the occurrence of any of the following events:

                           (i) Any "person" (as such term is used in Sections
13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of FNB) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of FNB representing 50% or more of



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the combined voting power of FNB's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

                           (ii) Individuals who are "Continuing Directors" (as
hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

                           (iii) The Board of Directors shall approve a sale of
all or substantially all of the assets of FNB; or

                           (iv) The Board of Directors shall approve the merger,
consolidation, or like business combination or reorganization of FNB, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

         For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of FNB in office on the date hereof and (ii) any successor to any such director (and any additional director) who after the date hereof (y) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (z) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) or any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of FNB's outstanding securities then entitled ordinarily to vote for the election of directors.

         10. Covenants Not To Compete.

                  (a) The Employee hereby promises and agrees that during the term of this Agreement and for a period of one year following the termination of his employment with the Bank:

                           (i) He will not, directly or indirectly, own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate



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         in or be connected with the management or control of any business that is then engaged in the operation of a banking institution (or any competitive institution then competing with the Bank) in the Territory (as hereafter defined);

                           (ii) He will not, directly or indirectly, influence or attempt to influence any customer of the Bank to discontinue its use of the Bank's services or to divert such business to any other person, firm or corporation; and

                           (iii) He will not, directly or indirectly, solicit any employee of the Bank, whose base annual salary at the time of the Employee's termination was $30,000 or more, to work for any other person, firm or corporation.

                  (b) It is the desire and intent of the parties that the provisions of Section 10 (a) shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Section 10 (a) shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.

                  (c) It is expressly agreed that the provisions and covenants in this Section 10 shall not apply and shall be of no force or effect in the event that the Bank fails to honor its obligations hereunder.

                  (d) For purposes of this Section 10, the "Territory" shall mean a radius of 25 miles from any location in which the Bank or any subsidiary of the Bank is operating a financial institution.

         11. Injunctive Relief. The Employee and the Bank acknowledge and agree that either party would suffer irreparable injury in the event of a breach of any of the provisions of Section



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10 of this Agreement and that either party shall be entitled to an injunction restraining from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting either party from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provisions of Section 10 hereof, including the recovery of damages to either party.

         12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, estate and heirs and to the Bank and its successors and assigns, including without limitation any corporation or other entity to which the Bank may transfer all or substantially all of its assets and business (by operation of law or otherwise) and to which the Bank may assign this Agreement (Subject to the provisions of Section 9 and any additional provisions of this contract as applicable). The Employee may not assign this Agreement or any part hereof without the prior written consent of the Bank, which consent may be withheld by the Bank for any reason it deems appropriate.

         13. Entire Agreement. This Agreement, together with any agreements and similar documents entered into between the Bank and the Employee under any stock option, stock compensation or similar employee benefit plans maintained by the Bank, and together with that certain Amended Deferred Compensation Agreement between the Bank and the Employee dated June 1, 1995 (the "Deferred Compensation Agreement"), contains the entire agreement of the parties with respect to the employment of the Employee by the Bank and supersedes and replaces all other understandings and agreements, whether oral or in writing, if any, previously entered into by the parties with respect to such employment. This Agreement shall not be deemed to terminate or otherwise modify or amend the Deferred Compensation Agreement, and the



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Deferred Compensation Agreement shall not be amended or terminated without
Employee's consent.

         14. Amendment; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by the Employee, by a duly authorized officer of the Bank, and by a duly authorized officer of FNB. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.

         15. Notices. All notices or other communications given pursuant to this Agreement shall be in writing and either delivered personally or by prepaid registered or certified mail, return receipt requested. Notices and other communications mailed to the Employee shall be addressed to his last address as shown on the personnel records of the Bank, and notices and other communications to the Bank shall be addressed to FNB Financial Services Corporation, P. O. Box 2037, Reidsville, North Carolina 27323-2037, Attn: President. Either party may change the address to which notices are to be mailed pursuant to this Section 15, by written notice given in accordance herewith. Any notice pursuant to this
Section 15 shall be effective for all purposes on the date delivered or mailed as herein provided.

         16. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.



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         18. Compliance with Applicable Banking Laws.

                  (a) If any of the provisions of this Agreement conflict with 12 C.F.R. ss. 563.39, the latter shall prevail.

                  (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818 (e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or (g)(1)), all
obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (d) If the Bank is in default (as defined in section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this Section 18(d) shall not affect any vested rights of the contracting parties.

                  (e) All obligations under this Agreement shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary to the continued operation of the Bank:



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                           (i) by the Director of the Office of Thrift
Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in 13(c) of the FDIA; or

                           (ii) by the Director or his or her designee, at the
time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (f) Any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                       BLACK DIAMOND SAVINGS BANK, F.S.B.

                                       By: /s/ Harold Armsey
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                                           /s/ Don M. Green
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                                           Don M. Green






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